Exhibit 99.1

E*TRADE                                                       As of June 9, 2009

                         E*TRADE Financial Corporation
                                   94-2844166

                                   [GRAPHIC]

Legend

Corporation

Limited Liability Company

Trust

Limited Liability Company treated as a corporation for tax purposes

E*TRADE                                                       As of June 9, 2009

Bank/Brokerage

                                   [GRAPHIC]